Exhibit 99.1

 NETSOL Technologies Reports Fiscal Fourth Quarter and

Full Year 2021 Financial Results

●	Sequential Revenue Growth Throughout the Entire Fiscal Year, Combined with Improved Cost Structures and Expense Management, Lead to 154% Increase in Operating Income and 90% Increase in Net Income for Fiscal 2021
●	Subscription and Support Revenue Eclipses $20 Million Annual Run Rate, Providing Predictable, Recurring Base to Support Anticipated New Sales Growth in Fiscal 2022
●	Company Introduces Fiscal 2022 Total Revenues and Subscription and Support Revenues Guidance of at Least 10% and 20%, Respectively

CALABASAS, Calif., September 28, 2021 – NETSOL Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, reported results for the fiscal fourth quarter and full year ended June 30, 2021.

Fiscal Fourth Quarter 2021 and Recent Operational Highlights

●	Subscription (SaaS and Cloud) and support revenues reached $22.2 million, a nearly 10% increase over the prior year and a $23+ million run rate projected over the coming twelve months with opportunities for upside.
●	Generated over $2.5 million by successfully implementing change requests from various customers across multiple regions during the fiscal fourth quarter. Throughout fiscal 2021, the Company generated over $7.7 million in change requests.
●	NETSOL’s U.S. based mobility startup Otoz launched its digital automotive retail platform for BMW Group Financial Services in the U.S. for its key brand MINI Anywhere. MINI Anywhere is now live with five MINI dealerships; Otoz is also scheduled to onboard additional California-based dealers before an expansion into Florida. Long term, the solution has the potential to be rolled out to over 100 MINI dealerships across all 50 states.
●	Signed an agreement with Motorcycle Group to deploy the cloud-based version of NETSOL’s flagship NFS Ascent® platform across the customer’s entire operations. This agreement marks the first official sale for NFS Ascent in the U.S. market.
●	Joined the Russell Microcap® Index at the conclusion of the 2021 Russell indexes annual reconstitution, effective June 28.
●	Became an associate member of the Consumer Bankers Association (“CBA”). CBA is the only member-driven trade association focused exclusively on retail banking, representing the nation’s largest financial institutions and the top providers of goods and services to banks.

Fiscal Fourth Quarter 2021 Financial Results

Total net revenues for the fourth quarter of fiscal 2021 were $15.4 million, compared with $13.6 million in the prior year period. The increase in total net revenues was primarily driven by an increase in total license fees of $1.0 million, an increase in subscription and support revenues of $212,000, and an increase in total services revenues of $564,000.

●	Total license fees were $1.5 million, compared with $530,000 in the prior year period.
●	Total subscription (SaaS and Cloud) and support revenues were $5.6 million, compared with $5.4 million in the prior year period.
●	Total services revenues were $8.2 million, compared with $7.7 million in the prior year period.

Gross profit for the fourth quarter of fiscal 2021 increased 6.8% to $7.5 million (or 48.8% of net revenues), compared to $7.0 million (or 51.8% of net revenues) in the fourth quarter of fiscal 2020. The increase in gross profit was primarily due to increases in revenue, offset by increases in cost of sales of $1.3 million. The increases in cost of sales were primarily due to increases in salaries and consultant fees of $885,000, depreciation of $104,000 and other costs of $289,000.

Operating expenses for the fourth quarter of fiscal 2021 increased 8.7% to $6.4 million (or 41.4% of sales) from $5.9 million (or 43.2% of sales) for the fourth quarter of fiscal 2020. The increase in operating expenses was primarily due to increases in selling and marketing and research and development, slightly offset by a decrease in general administrative expenses.

GAAP net income attributable to NETSOL for the fourth quarter of fiscal 2021 totaled $1.9 million or $0.17 per diluted share, compared with GAAP net income of $1.2 million or $0.10 per diluted share in the fourth quarter of fiscal 2020. GAAP net income attributable to NETSOL included a $918,000 gain on foreign currency exchange transactions in the fourth quarter of fiscal 2021, which was an increase from a gain of $327,000 in the prior year period.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2021 totaled $2.9 million or $0.26 per diluted share, compared with non-GAAP adjusted EBITDA of $2.0 million or $0.17 per diluted share in the fourth quarter of fiscal 2020 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

At June 30, 2021, cash and cash equivalents were $33.7 million, an increase from $20.2 million at June 30, 2020.

Full Year Fiscal 2021 Financial Results

Total net revenues for fiscal 2021 were $54.9 million, compared to $56.4 million in fiscal 2020. The decrease in total net revenues was primarily due to a decrease in services revenues of $6.4 million, which was offset by increases in subscription and support revenues of $1.9 million and license fees of $3.0 million.

●	Total license fees were $6.2 million, compared with $3.3 million in the prior fiscal year.
●	Total subscription and support revenues were $22.2 million, compared with $20.3 million in the prior fiscal year.
●	Total services revenues were $26.5 million, compared with $32.9 million in the prior fiscal year.

Gross profit for fiscal 2021 decreased to $26.4 million (or 48.0% of net revenues) from $27.0 million (or 47.8% of net revenues) for fiscal 2020. The decrease in gross profit was primarily due to a decrease in revenue, offset by a decrease in cost of sales of $841,000. The decreases in cost of sales were primarily due to decrease in travel expenses of $3.5 million, offset by increases in salaries and consultant fees of $2.1 million.

Operating expenses for fiscal 2021 decreased to $23.6 million (or 43.0% of net revenues) from $25.9 million (or 45.9% of net revenues) for fiscal 2020. The decrease in operating expenses was primarily due to decreases in general and administrative expenses and research and development costs, offset by a slight increase in selling and marketing expenses.

GAAP net income attributable to NETSOL for fiscal 2021 totaled $1.8 million or $0.15 per diluted share, compared with a net income of $937,000 or $0.08 per diluted share for fiscal 2020. GAAP net income attributable to NETSOL included a $597,000 loss on foreign currency exchange transactions in fiscal 2021, which was a decrease from a gain of $399,000 in the prior year period.

Non-GAAP adjusted EBITDA for fiscal 2021 totaled $5.4 million or $0.47 per diluted share, compared with $4.3 million or $0.37 per diluted share in fiscal 2020 (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Stock Repurchase Program

On July 30, 2020, NETSOL’s Board of Directors approved a stock repurchase program that authorized potential repurchases of up to $2 million of its common stock over a six-month period. All shares permitted to be purchased under this July 2020 plan were purchased during the plan’s original date and prior to the conclusion of the extension of the plan. On May 21, 2021, the Board of Directors authorized an additional repurchase plan of up to $2 million worth of shares of common stock through November 20, 2021. Under the program, the Company may repurchase its common stock in the open market from time-to-time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions and federal and state laws governing such transactions. NETSOL expects to fund the repurchase with its existing cash balance and cash generated from operations.

As of June 30, 2021, the Company had repurchased 669,018 shares of its common stock at an aggregate value of $2,364,781.

Fiscal 2022 Financial Outlook

For the fiscal year ending June 30, 2022, the Company expects total revenues to increase by at least 10% and subscription and support revenues to increase by at least 20%. The Company’s guidance is based on existing contracts and recurring revenue from its current customer base, performance results tracked through August of this calendar year and other information available as of the date of this report.

Management Commentary

“In a challenging year, we emerged stronger than before, and we’re entering fiscal 2022 focused on a return to growth,” said NETSOL Co-Founder, Chairman and Chief Executive Officer Najeeb Ghauri. “As the world slowly begins to reopen and with a leaner cost structure to support increased sales and marketing activities, we are making investments to build for long term success in our key growth markets. As a result of several key hires made earlier in the year, we’ve been able to improve our lead generation processes. Our North American and European pipelines have shown continued outsized promise, and we’re now starting to see some of these pending deals come to fruition, most notably shown by our first NFS Ascent contract in the U.S. While we are continuing to pursue high-value, larger deals with incumbent OEMs, our ability to grow a healthy recurring revenue base with subscription contracts in these regions will allow us to more predictably grow our business over time while still maintaining the opportunity for upside.”

Company CFO Roger Almond added: “We improved our topline performance in each quarter of the year, all while making significant adjustments to our spending in the face of a travel-restricted sales environment. Our owner-centric emphasis on managing the business has yielded positive results in several key areas, highlighted by a 154% increase in operating income and a record cash position of nearly $34 million. Additionally, subscription and support revenues have now eclipsed a $20 million annual run rate, further validating our investment in a recurring revenue model and providing us stronger visibility into future performance as well.”

Conference Call

NETSOL Technologies management will hold a conference call today (September 28, 2021) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these financial results. A question and answer session will follow management’s presentation.

U.S. dial-in: 877-407-0789

International dial-in: 201-689-8562

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcasted live and available for replay here and via the Investor Relations section of NETSOL’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time through October 12, 2021.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 13722946

About NETSOL Technologies

NETSOL Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and finance industry. The Company’s suite of applications is backed by 40 years of domain expertise and supported by a committed team of more than 1300 professionals placed in eight strategically located support and delivery centers throughout the world. NFS, LeasePak, LeaseSoft or NFS Ascent® – help companies transform their Finance and Leasing operations, providing a fully automated asset-based finance solution covering the complete finance and leasing lifecycle.

About Otoz

Otoz, a division of NETSOL Technologies Inc. (Nasdaq: NTWK), provides business-to-business, white-label technology solutions for new mobility. The Otoz suite of agile and customizable mobility solutions ranges from car sharing and subscription products to AI-enabled chatbots, allowing businesses to engage consumers and facilitate the complete transaction lifecycle intelligently and digitally. Otoz technologies empower automotive companies and start-ups to launch digital retailing and new mobility models quickly and efficiently. The technology Otoz has developed is cloud-native and supported by artificial intelligence (AI), machine learning (ML), internet of things (IoT) and blockchain. Otoz technology drives utilization, while supporting robust and efficient operations.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operating results, including statements regarding the Company that are subject to certain risks and uncertainties such as the effect of disparate stay at home orders and social distancing requirements imposed internationally by COVID-19 and its resultant impact on our financials and the world economy that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance, as well as the delay in recovery or a prolonged economic downturn that effects our Company, our customers and the world economy. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

Use of Non-GAAP Financial Measures

The reconciliation of Adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables in Schedule 4 of this press release.

Investor Relations Contact:

Matt Glover and Tom Colton

Gateway Investor Relations

949-574-3860

investors@netsoltech.com

NETSOL Technologies, Inc. and Subsidiaries

Schedule 1: Consolidated Balance Sheets

	As of	As of
	June 30, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$33,705,154	$20,166,830
Accounts receivable, net of allowance of $166,231 and $435,611	4,184,096	10,131,752
Accounts receivable - related party, net of allowance of $1,373,099 and $90,594	-	1,282,505
Revenues in excess of billings, net of allowance of $136,976 and $188,914	14,680,131	17,198,281
Revenues in excess of billings - related party, net of allowance of $8,163 and $0	-	8,163
Other current assets, net of allowance of $1,243,633 and $0	3,009,393	3,108,180
Total current assets	55,578,774	51,895,711
Revenues in excess of billings, net - long term	957,603	1,300,289
Convertible note receivable - related party, net of allowance of $4,250,000 and $0	-	4,250,000
Property and equipment, net	12,091,812	11,329,631
Right of use of assets - operating leases	1,345,869	2,360,129
Long term investment	3,155,852	2,387,692
Other assets	55,127	41,992
Intangible assets, net	3,904,656	5,391,077
Goodwill	9,516,568	9,516,568
Total assets	$86,606,261	$88,473,089

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,696,035	$5,769,161
Current portion of loans and obligations under finance leases	11,366,171	9,139,561
Current portion of operating lease obligations	857,729	1,111,912
Unearned revenue	4,556,626	4,095,472
Total current liabilities	23,476,561	20,116,106
Loans and obligations under finance leases; less current maturities	699,841	1,539,975
Operating lease obligations; less current maturities	564,257	1,339,965
Total liabilities	24,740,659	22,996,046
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 12,181,585 shares issued and 11,265,064 outstanding as of June 30, 2021 and 12,122,149 shares issued and 11,874,646 outstanding as of June 30, 2020	121,816	121,222
Additional paid-in-capital	129,018,826	128,677,754
Treasury stock (at cost, 916,521 shares and 247,503 shares as of June 30, 2021 and June 30, 2020, respectively)	(3,820,750)	(1,455,969)
Accumulated deficit	(38,801,282)	(34,269,817)
Other comprehensive loss	(31,868,481)	(34,085,047)
Total NetSol stockholders’ equity	54,650,129	58,988,143
Non-controlling interest	7,215,473	6,488,900
Total stockholders’ equity	61,865,602	65,477,043
Total liabilities and stockholders’ equity	$86,606,261	$88,473,089

NETSOL Technologies, Inc. and Subsidiaries

Schedule 2: Consolidated Statement of Operations

	For the Years
	Ended June 30,
	2021	2020
Net Revenues:
License fees	$6,249,924	$3,260,891
Subscription and support	22,173,745	20,254,917
Services	26,448,171	32,555,690
Services - related party	48,775	300,821
Total net revenues	54,920,615	56,372,319

Cost of revenues:
Salaries and consultants	20,969,298	18,821,738
Travel	663,403	4,181,742
Depreciation and amortization	2,990,689	2,897,371
Other	3,944,197	3,508,098
Total cost of revenues	28,567,587	29,408,949

Gross profit	26,353,028	26,963,370

Operating expenses:
Selling and marketing	6,555,004	6,450,663
Depreciation and amortization	965,625	834,583
General and administrative	15,437,382	17,138,832
Research and development cost	674,168	1,468,954
Total operating expenses	23,632,179	25,893,032

Income from operations	2,720,849	1,070,338

Other income and (expenses)
Gain (loss) on sale of assets	(191,935)	23,103
Interest expense	(394,289)	(346,856)
Interest income	1,017,432	1,569,536
Gain (loss) on foreign currency exchange transactions	(597,433)	398,610
Share of net loss from equity investment	(253,819)	(605,864)
Other income	987,444	224,224
Total other income (expenses)	567,400	1,262,753

Net income before income taxes	3,288,249	2,333,091
Income tax provision	(1,026,617)	(1,141,068)
Net income	2,261,632	1,192,023
Non-controlling interest	(483,375)	(254,942)
Net income attributable to NetSol	$1,778,257	$937,081

Net income per share:
Net income per common share
Basic	$0.15	$0.08
Diluted	$0.15	$0.08

Weighted average number of shares outstanding
Basic	11,499,983	11,734,648
Diluted	11,499,983	11,784,414

NETSOL Technologies, Inc. and Subsidiaries

Schedule 3: Consolidated Statement of Cash Flows

	For the Years
	Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$2,261,632	$1,192,023
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,956,314	3,731,954
Provision for bad debts	(332,325)	184,944
Share of net loss from investment under equity method	253,819	605,864
(Gain) loss on sale of assets	191,935	(23,103)
Gain on forgiveness of loan	(469,721)	-
Stock based compensation	342,153	808,616
Changes in operating assets and liabilities:
Accounts receivable	6,861,454	2,035,843
Accounts receivable - related party	-	1,957,864
Revenues in excess of billing	2,839,709	(3,252,704)
Revenues in excess of billing - related party	-	105,441
Other current assets	(857,708)	(132,175)
Accounts payable and accrued expenses	474,098	(1,399,828)
Unearned revenue	204,563	(1,842,313)
Net cash provided by operating activities	15,725,923	3,972,426

Cash flows from investing activities:
Purchases of property and equipment	(2,551,283)	(1,377,145)
Sales of property and equipment	188,233	106,180
Convertible note receivable - related party	-	(600,000)
Investment in associates	(155,500)	(94,500)
Purchase of subsidiary shares	-	(89,425)
Net cash used in investing activities	(2,518,550)	(2,054,890)

Cash flows from financing activities:
Proceeds from exercise of subsidiary options	-	11,621
Purchase of treasury stock	(2,364,781)	-
Dividend paid by subsidiary to non-controlling interest	-	(1,920,618)
Proceeds from bank loans	1,898,013	4,221,203
Payments on finance lease obligations and loans - net	(698,797)	(611,913)
Net cash provided by (used in) financing activities	(1,165,565)	1,700,293
Effect of exchange rate changes	1,496,516	(817,363)
Net increase in cash and cash equivalents	13,538,324	2,800,466
Cash and cash equivalents at beginning of the period	20,166,830	17,366,364
Cash and cash equivalents at end of period	$33,705,154	$20,166,830

NETSOL Technologies, Inc. and Subsidiaries

Schedule 4: Reconciliation to GAAP

	For the Year Ended	For the Year Ended
	June 30, 2021	June 30, 2020

Net Income (loss) attributable to NetSol	$1,778,257	$937,081
Non-controlling interest	483,375	254,942
Income taxes	1,026,617	1,141,068
Depreciation and amortization	3,956,314	3,731,954
Interest expense	394,289	346,856
Interest (income)	(1,017,432)	(1,569,536)
EBITDA	$6,621,420	$4,842,365
Add back:
Non-cash stock-based compensation	342,153	808,616
Adjusted EBITDA, gross	$6,963,573	$5,650,981
Less non-controlling interest (a)	(1,588,701)	(1,330,352)
Adjusted EBITDA, net	$5,374,872	$4,320,629

Weighted Average number of shares outstanding
Basic	11,499,983	11,734,648
Diluted	11,499,983	11,784,414

Basic adjusted EBITDA	$0.47	$0.37
Diluted adjusted EBITDA	$0.47	$0.37

(a)The reconciliation of adjusted EBITDA of non-controlling interest to net income attributable to non-controlling interest is as follows

Net Income (loss) attributable to non-controlling interest	$483,375	$254,942
Income Taxes	147,688	223,675
Depreciation and amortization	1,115,734	1,060,605
Interest expense	121,740	100,373
Interest (income)	(319,674)	(391,644)
EBITDA	$1,548,863	$1,247,951
Add back:
Non-cash stock-based compensation	39,838	82,401
Adjusted EBITDA of non-controlling interest	$1,588,701	$1,330,352